Exhibit (n)(1)(iii)

FORM OF

AMENDED SCHEDULE A

to the

THIRD AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING SERIES FUND, INC.

Classes of Shares
	A	B	C	I	L	O	R	W
ING Alternative Beta Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	Ö
ING Capital Allocation Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö
ING Core Equity Research Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö
ING Corporate Leaders 100 Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö
ING Global Target Payment Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	Ö
ING Index Plus LargeCap Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö
ING Index Plus MidCap Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö
ING Index Plus SmallCap Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö
ING Large Cap Growth Fund	Ö	N/A	Ö	Ö	N/A	N/A	Ö	Ö
ING Money Market Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Small Company Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö

Date last updated: March 22, 2012